Exhibit 99.1
Medifast, Inc. Announces First Quarter 2022 Financial Results

BALTIMORE -- May 2, 2022 /PRNewswire/ -- Medifast, Inc. (NYSE: MED), the global company behind one of the fastest-growing health and wellness communities, OPTAVIA®, today reported results for the first quarter ended March 31, 2022.

First Quarter 2022 Highlights Compared to the Prior-Year Period
•Revenue increased 22.6% to $417.6 million
•21.7% growth in the number of active earning OPTAVIA Coaches to 63,900
•Revenue per active earning OPTAVIA Coach increased 1.3% to $6,536
•Net income increased 1.7% to $41.8 million
•Earnings per diluted share (“EPS”) of $3.59, an increase of 3.8%
•Annual revenue guidance raised to $1.78 billion to $1.84 billion and full-year EPS to $14.60 to $16.05

“Record quarterly revenues, sharp acceleration in coach metrics and an increase in our annual financial guidance are powerful indications of the underlying strength of our business. We have record numbers of independent active earning OPTAVIA Coaches, helping us drive robust product demand and rapidly increasing digital engagement, and bolstering OPTAVIA to the #1 revenue share position among publicly traded companies in the weight management industry in the United States.” said Dan Chard, Chairman and Chief Executive Officer of Medifast. “We continue to take advantage of significant opportunities to further leverage our technological innovation and infrastructure. Through deeper integration of key technologies and data analytics, we are enhancing the OPTAVIA customer experience and enabling significant productivity gains for OPTAVIA Coaches. All of this creates strong potential for further expansion into the broader health and wellness sector. We have a clear growth vision, and a solid platform to drive additional long-term value for our stockholders.”

First Quarter 2022 Results

First quarter 2022 revenue increased 22.6% to $417.6 million from $340.7 million for the first quarter of 2021. The total number of active earning OPTAVIA Coaches increased 21.7% to 63,900 compared to 52,500 for the first quarter of 2021. The average revenue per active earning OPTAVIA Coach was $6,536 compared to $6,454 for the first quarter of 2021, an increase of 1.3%. The year-over-year growth in revenue was primarily driven by the increase in the number of active earning OPTAVIA Coaches and in the productivity per active earning OPTAVIA Coach.

Gross profit increased 21.6% to $302.3 million from $248.5 million for the first quarter of 2021. The increase in gross profit was primarily attributable to higher revenue. The Company’s gross profit as a percentage of revenue was 72.4% compared to 73.0% in the first quarter of 2021. The decrease in gross profit as a percentage of revenue was primarily due to a customer acquisition program and higher product and shipping costs resulting from inflation in raw ingredient costs, and freight and labor costs.

Selling, general, and administrative expenses (“SG&A”) increased 26.3% to $247.2 million compared to $195.7 million for the first quarter of 2021. As a percentage of revenue, SG&A increased 170 basis points year-over-year to 59.2% of revenue, as compared to 57.5% for the first quarter of 2021. The increase in SG&A was primarily due to higher OPTAVIA Coach compensation expense, increased salaries and benefits-related expenses for employees, incremental costs related to continued investment in information technology and distribution infrastructure, and increased credit card fees resulting from higher sales.

Income from operations increased 4.3% to $55.1 million from $52.8 million in the prior-year period. As a percentage of revenue, income from operations was 13.2% for the first quarter of 2022 compared to 15.5% in the prior-year period.

The effective tax rate was 24.0% for the first quarter of 2022 compared to 22.3% in the prior-year period. The increase in the effective tax rate was primarily driven by a decrease in the tax benefit of stock compensation and other items as well as an increase in the state income tax rate.

In the first quarter of 2022, net income was $41.8 million, or $3.59 per diluted share, based on approximately 11.6 million shares of common stock outstanding. In the first quarter of 2021, net income was $41.1 million, or $3.46 per diluted share, based on approximately 11.9 million shares of common stock outstanding.

Balance Sheet

The Company’s balance sheet remains strong with cash, cash equivalents and investment securities of $122.1 million as of March 31, 2022 compared to $109.5 million at December 31, 2021. As of March 31, 2022, the Company remained free of interest-bearing debt.

The company paid a quarterly cash dividend of $16.7 million, or $1.42 per share, on February 8, 2022, to stockholders of record as of the close of business on December 21, 2021. On March 17, 2022, the Company declared a quarterly dividend of $1.64 per share payable on May 9, 2022, a 15.5% increase per share over the dividend paid in the first quarter of 2021. Also during the first quarter of 2022, the Company used $10.0 million to repurchase 50,464 shares of common stock. There were approximately 2.0 million shares remaining under the Company’s stock repurchase program as of March 31, 2022.

Outlook

The Company increased annual guidance and now expects full-year 2022 revenue to be in the range of $1.78 billion to $1.84 billion, up from the previously announced range of $1.72 billion to $1.79 billion. The Company expects full-year 2022 EPS to be in the range of $14.60 to $16.05, up from the previously announced range of $14.50 to $16.00. The revised full-year 2022 earnings guidance assumes a 24.25% to 25.25% effective tax rate. The earnings guidance excludes a one-time second quarter 2022 donation to the Ukrainian refugees.

Conference Call Information

The conference call is scheduled for today, Monday, May 2, 2022 at 4:30 p.m. ET. The call will be broadcast live over the Internet, hosted at the Investor Relations section of Medifast's website at www.MedifastInc.com or directly at https://app.webinar.net/7Bryj5YjlMv and will be archived online and available through May 9, 2022. In addition, listeners may dial (855) 560-2579.

A telephonic playback will be available from 6:30 p.m. ET, May 2, 2022, through May 9, 2022. Participants can dial (877) 344-7529 to hear the playback and enter passcode 3464242.

About Medifast:
Medifast (NYSE: MED) is the global company behind one of the fastest-growing health and wellness communities, OPTAVIA®, which offers scientifically developed products, clinically proven plans and the support of independent OPTAVIA Coaches and a Community to help Customers achieve Lifelong Transformation, One Healthy Habit at a Time®. As the publicly traded market leader by revenue in the U.S. $7 billion weight management industry, the company has impacted more than 2 million lives through its Community of OPTAVIA Coaches, who teach Customers how to develop holistic healthy habits through the proprietary Habits of Health® Transformational System. Medifast was recognized in 2022 as one of America’s Best Mid-Sized Companies by Forbes, in 2020 and 2021 as one of FORTUNE's 100 Fastest-Growing Companies and was named to Forbes' 100 Most Trustworthy Companies in America list in 2017. For more information, visit MedifastInc.com or OPTAVIA.com and follow @Medifast on Twitter.

MED-F

Forward Looking Statements

Please Note: This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by use of phrases or terminology such as "intend," “anticipate,” “expects” or other similar words or the negative of such terminology. Similarly, descriptions of Medifast's objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. These statements are based on the current expectations of the management of Medifast and are subject to certain events, risks, uncertainties and other factors. Some of these factors include, among others, risks associated with Medifast’s direct-to-consumer business model, the impact of rapid growth on Medifast’s systems, disruptions in Medifast’s supply chain, Medifast’s inability to continue to develop new products, effectiveness of Medifast’s advertising and marketing programs, including use of social media by independent OPTAVIA Coaches, Medifast’s inability to maintain and grow the network of independent OPTAVIA Coaches, the departure of one or more key personnel, Medifast’s inability to protect against online security risks, to protect its brand, to protect against product liability claims, Medifast’s planned growth into domestic and international markets, adverse publicity associated with Medifast’s products, Medifast’s inability to continue declaring dividends, fluctuations of Medifast’s common stock market price, the impact of the COVID-19 pandemic on Medifast’s results, the severity, length and ultimate impact of the COVID-19 pandemic on people and economies, increases in competition, litigation, consequences of other geopolitical events, natural disasters, acts of war, or climate change, activist investors, regulatory changes, inflation, labor shortages, market conditions and resulting impact on consumer spending, and a failure of internal control over financial reporting. Although Medifast believes that the expectations, statements and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Investor Contact:

ICR, Inc.
Reed Anderson
InvestorRelations@medifastinc.com
(800) 763-9953